   As filed with the Securities and Exchange Commission on November 24, 1997
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            OYO GEOSPACE CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   76-0447780
    (State or other jurisdiction of                    (I.R.S Employer
    incorporation or organization)                   Identification No.)


         7334 N. GESSNER ROAD
            HOUSTON, TEXAS
                                                            77040
    (Address of Principal Executive                       (Zip Code)
               Offices)


       OYO GEOSPACE CORPORATION 1997 KEY EMPLOYEE STOCK OPTION PLAN; AND
            OYO GEOSPACE CORPORATION 1997 NON-EMPLOYEE DIRECTOR PLAN
                           (Full title of the plans)

                              --------------------

                                 GARY D. OWENS
                            OYO GEOSPACE CORPORATION
                              7334 N. GESSNER ROAD
                              HOUSTON, TEXAS 77040
                    (Name and address of agent for service)

                                 (713) 939-9700
         (Telephone number, including area code, of agent for service)

                                 With Copy to:

                                Charles H. Still
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151
                              --------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                       Proposed maximum            Proposed maximum
  Title of securities                              offering price per share    aggregate offering price       Amount of
    to be registered      Amount to be registered           (1)                         (1)                registration fee
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, par
 value $.01 per share       500,000 shares(2)               $15.25                    $7,625,000              $2,311
===========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Includes 425,000 shares to be issued as restricted stock grants or upon the exercise of options granted and to be granted pursuant to the OYO Geospace Corporation 1997 Key Employee Stock Option Plan and 75,000 shares to be issued in partial payment of annual directors' fees or upon the exercise of options to be granted pursuant to the OYO Geospace Corporation 1997 Non-Employee Director Plan. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.
================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are hereby incorporated by reference in this Registration Statement:

            1. The Registration Statement on Form S-1 of OYO Geospace Corporation, a Delaware corporation (the "Registrant") (Reg. No. 333-36727), originally filed with the Securities and Exchange Commission (the "Commission") on September 30, 1997, as amended by Amendment No. 1 thereto, filed with the Commission on November 5, 1997 and Amendment No. 2 thereto, filed with the Commission on November 18, 1997; and

            2. The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-36727), originally filed with the Commission on September 30, 1997, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Charles H. Still, a partner of Fulbright & Jaworski L.L.P., is Secretary of the Registrant and will be elected as a director of the Registrant immediately after the closing of the Registrant's initial public offering.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Registrant's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Registrant and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the General Corporation Law of the State of Delaware (the "DGCL"). If a director were to breach such duty in performing his duties as a director, neither the Registrant nor its stockholder could recover monetary damages from the director, and the only course of action available to the Registrant's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Registrant's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, the remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Registrant would have no effective remedy against the directors. Under the Registrant's Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Registrant's stock under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The

Registrant's Restated Certificate of Incorporation further provides that in the event the DGCL is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Registrant's directors shall be limited or eliminated to the fullest extent permitted by the amended DGCL.

            Under the Registrant's Bylaws, each person who is or was a director or officer of the Registrant or a subsidiary of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant or a subsidiary of the Registrant, shall be indemnified by the Registrant to the full extent permitted by the DGCL.

            Under Delaware law, to the extent that a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

            Under Delaware law, to the extent an indemnified person is not successful in defense of a third party civil suit or a criminal suit, or if such suit is settled, such person shall be indemnified against both (i) expenses, including attorneys' fees, and (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Registrant, he cannot be made whole even for expenses unless the court determines that he is fully and reasonably entitled to indemnity for such expenses.

            The Registrant intends to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers.

            The Registrant will enter into indemnification agreements with each of the directors of the Registrant. Pursuant to such agreements, the Registrant will agree to indemnify and hold each such director harmless to the fullest extent permitted by law, from any loss, damage or liability incurred in the course of his respective service as a director of the Registrant. The amount paid by the Registrant is reducible by the amount of insurance paid to or on behalf of such director with respect to any event giving rise to indemnification. Each such director's right to indemnification is to survive his respective death or termination as director.

            The Registrant's Bylaws provide for the indemnification of its officers and directors and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the DGCL. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions by the Bylaws.

            The above discussion of the DGCL and of the Registrant's Restated Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute and the Restated Certificate of Incorporation and Bylaws.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

            3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30,
                    1997).

            3.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30, 1997).

            4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30, 1997).

            4.2 OYO Geospace Corporation 1997 Key Employee Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Amendment No. 1 to Form S-1 on Form S-1/A (Reg. No. 333-36727), filed with the Commission on November 5, 1997).

            4.3 OYO Geospace Corporation 1997 Non-Employee Director Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Amendment No. 1 to Form S-1 on Form S-1/A (Reg. No. 333-36727), filed with the Commission on November 5, 1997).

            5.1     Opinion of Fulbright & Jaworski L.L.P.

            23.1    Consent of Coopers & Lybrand L.L.P.

            23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                    5.1 to this Registration Statement).

            24.1 Powers of Attorney (contained on page II-5 of this Registration Statement).


ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 24, 1997.


                                    OYO GEOSPACE CORPORATION


                                    By:        /s/ GARY D. OWENS
                                        ------------------------------------
                                                  Gary D. Owens
                                        Chairman of the Board, President and
                                              Chief Executive Officer




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Gary D. Owens and Ernest M. Hall, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                             Date
               ---------                                     -----                             ----
           /s/ GARY D. OWENS                        Chairman of the Board,                November 24, 1997
 ------------------------------------          President, Chief Executive Officer
             Gary D. Owens                     (Principle Executive Officer) and


                                                           Director
        /s/ THOMAS T. MCENTIRE                      Chief Financial Officer               November 24, 1997
 ------------------------------------               (Principle Financial and
          Thomas T. McEntire                          Accounting Officer)


                                                           Director
 ------------------------------------
              Satoru Ohya


        /s/ KATSUHIKO KOBAYASHI                            Director                       November 24, 1997
 ------------------------------------
          Katsuhiko Kobayashi


        /s/ ERNEST M. HALL, JR.                            Director                       November 24, 1997
 ------------------------------------
          Ernest M. Hall, Jr.

                                 EXHIBIT INDEX

 Exhibit Number                                                   Description
 --------------             ----------------------------------------------------------------------------------------
         3.1                Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333- 36727), filed with the Commission on September 30, 1997).
         3.2                Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                            Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30,
                            1997).
         4.1                Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's
                            Registration Statement on Form S-1 (Reg. No. 333-36727), filed with the Commission on September 30,
                            1997).
         4.2                OYO Geospace Corporation 1997 Key Employee Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Amendment No. 1 to Form S-1 on Form S-1/A (Reg. No. 333-36727), filed with the
                            Commission on November 5, 1997).
         4.3                OYO Geospace Corporation Non-Employee Director Plan (incorporated by reference to Exhibit 10.4 to the
                            Registrant's Amendment No. 1 to Form S-1 on Form S-1/A (Reg. No. 333-36727), filed with the Commission on November 5, 1997).
         5.1                Opinion of Fulbright & Jaworski L.L.P.
        23.1                Consent of Coopers & Lybrand L.L.P.
        23.2                Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).
        24.1                Powers of Attorney (included on Page II-5 of this Registration Statement).